UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 10, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2009, the Company announced that on October 30, 2009, the Company received notice that the Nasdaq Listing Qualifications Staff granted the Company’s request for an extension to regain compliance with the listing rules of the Nasdaq Capital Market.  The notice is in response to a letter received from Nasdaq notifying the Company that it was not in compliance with the continued listing rules of the Nasdaq Capital Market because the Company did not meet the requirement to have at least $2.5 million in stockholders’ equity as set forth in Nasdaq Listing Rule 5550(b)(1).  The Company’s continued listing on Nasdaq is subject to the condition that the Company evidence compliance with the stockholders’ equity requirement by no later than November 20, 2009.

Item 8.01               Other Events.

On November 10, 2009, InfoLogix, Inc. (the “Company”) issued a press release announcing, and sent to its stockholders, a notice informing them that Nasdaq granted the Company’s request for a financial viability exception to Nasdaq’s stockholder approval requirements for a proposed transaction with the Company’s senior lender.  The Company is relying on this exception to complete a proposed plan of restructuring, pursuant to which a portion of the Company’s outstanding debt with Hercules Technology Growth Capital, Inc. (“Hercules”) would be converted into equity in the Company, the remaining outstanding debt with Hercules would be otherwise restructured, the Company would issue warrants to Hercules or its affiliate to purchase equity in the Company, and certain other debt and earnout obligations with other parties would be restructured.

Absent the exception, the Nasdaq Listing Rules would require stockholder approval for the transaction.  The Company sought and obtained approval for an exception because the delay in securing stockholder approval would seriously jeopardize the financial viability of the Company.  The Audit Committee of the Board of Directors of the Company expressly approved reliance on the exception.

Copies of the press release and notice to stockholders are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated November 10, 2009.
99.2	Notice to stockholders dated November 10, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: November 10, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer

Exhibit Index

99.1                           Press release dated November 10, 2009.

99.2                           Notice to stockholders dated November 10, 2009.